Exhibit 99.2

SEMPRA ENERGY
Table F (Unaudited)

Statement of Operations Data by Segment

Three Months Ended December 31, 2013

(Dollars in millions)	SDG&E	SoCalGas	Sempra South American Utilities	Sempra Mexico	Sempra Renewables	Sempra Natural Gas	Consolidating Adjustments, Parent & Other	Total

Revenues	$ 1,000	$ 1,042	$ 376	$ 156	$ 6	$ 225	$ (100)	$ 2,705

Cost of Sales and Other Expenses	(647)	(817)	(292)	(110)	(15)	(195)	74	(2,002)

Depreciation & Amortization	(127)	(103)	(15)	(16)	(1)	(21)	(2)	(285)

Equity Earnings (Losses) Recorded Before Income Tax	-	-	-	-	-	14	(4)	10

Other Income (Expense), Net	10	2	3	19	-	(4)	31	61

Income (Loss) Before Interest & Tax (1)	236	124	72	49	(10)	19	(1)	489

Net Interest (Expense) Income (2)	(50)	(17)	(4)	(11)	5	(5)	(59)	(141)

Income Tax (Expense) Benefit	(44)	(9)	(17)	(16)	11	(5)	41	(39)

Equity (Losses) Earnings Recorded Net of Income Tax	-	-	(1)	12	-	-	-	11

Earnings Attributable to Noncontrolling Interests	(23)	-	(7)	(8)	-	-	-	(38)

Earnings (Losses)	$ 119	$ 98	$ 43	$ 26	$ 6	$ 9	$ (19)	$ 282

Three Months Ended December 31, 2012

(Dollars in millions)	SDG&E	SoCalGas	Sempra South American Utilities	Sempra Mexico	Sempra Renewables	Sempra Natural Gas	Consolidating Adjustments, Parent & Other	Total

Revenues	$ 988	$ 954	$ 380	$ 170	$ 19	$ 170	$ (13)	$ 2,668

Cost of Sales and Other Expenses	(665)	(773)	(291)	(112)	(9)	(160)	(22)	(2,032)

Depreciation & Amortization	(131)	(94)	(14)	(16)	(6)	(24)	(2)	(287)

Equity Earnings Recorded Before Income Tax	-	-	-	-	1	54	1	56

Other Income (Expense), Net	10	3	6	(1)	(1)	6	12	35

Income (Loss) Before Interest & Tax (1)	202	90	81	41	4	46	(24)	440

Net Interest Expense (2)	(50)	(17)	(6)	(1)	(6)	(12)	(40)	(132)

Income Tax (Expense) Benefit	(39)	26	(21)	(12)	16	(14)	33	(11)

Equity Earnings Recorded Net of Income Tax	-	-	-	7	-	-	-	7

(Earnings) Losses Attributable to Noncontrolling Interests	(3)	-	(8)	-	-	(1)	1	(11)

Earnings (Losses)	$ 110	$ 99	$ 46	$ 35	$ 14	$ 19	$ (30)	$ 293

(1) Management believes "Income (Loss) before Interest & Tax" is a useful measurement of our segments' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.

(2) Net Interest (Expense) Income includes Interest Income, Interest Expense and Preferred Dividends of Subsidiaries.

SEMPRA ENERGY
Table F (Unaudited)

Statement of Operations Data by Segment

Year Ended December 31, 2013

(Dollars in millions)	SDG&E	SoCalGas	Sempra South American Utilities	Sempra Mexico	Sempra Renewables	Sempra Natural Gas		Consolidating Adjustments, Parent & Other	Total

Revenues	$ 4,066	$ 3,736	$ 1,495	$ 675	$ 82	$ 908		$ (405)	$ 10,557

Cost of Sales and Other Expenses	(2,590)	(2,814)	(1,169)	(452)	(52)	(818)		335	(7,560)

Depreciation & Amortization	(494)	(383)	(59)	(63)	(21)	(81)		(12)	(1,113)

Loss From Plant Closure	(200)	-	-	-	-	-		-	(200)

Gain on Sale of Assets	-	-	-	-	40	74		-	114

Equity (Losses) Earnings Recorded Before Income Tax	-	-	-	-	(12)	47		(4)	31

Other Income, Net	40	11	9	24	9	3		44	140

Income (Loss) Before Interest & Tax (1)	822	550	276	184	46	133		(42)	1,969

Net Interest Expense (2)	(203)	(70)	(13)	(15)	(3)	(28)		(215)	(547)

Income Tax (Expense) Benefit	(191)	(116)	(67)	(60)	19	(40)		89	(366)

Equity (Losses) Earnings Recorded Net of Income Tax	-	-	(15)	39	-	-		-	24

Earnings Attributable to Noncontrolling Interests	(24)	-	(28)	(26)	-	(1)		-	(79)

Earnings (Losses)	$ 404	$ 364	$ 153	$ 122	$ 62	$ 64		$ (168)	$ 1,001

Year Ended December 31, 2012

(Dollars in millions)	SDG&E	SoCalGas	Sempra South American Utilities	Sempra Mexico	Sempra Renewables	Sempra Natural Gas		Consolidating Adjustments, Parent & Other	Total

Revenues	$ 3,694	$ 3,282	$ 1,441	$ 605	$ 68	$ 931		$ (374)	$ 9,647

Cost of Sales and Other Expenses	(2,395)	(2,500)	(1,111)	(359)	(37)	(889)		286	(7,005)

Depreciation & Amortization	(490)	(362)	(56)	(62)	(16)	(93)		(11)	(1,090)

Gain on Sale of Assets	-	-	-	-	7	-		-	7

Equity Losses Recorded Before Income Tax	-	-	-	-	(6)	(312)	(3)	(1)	(319)

Other Income (Expense), Net	69	17	13	16	(2)	9		50	172

Income (Loss) Before Interest & Tax (1)	878	437	287	200	14	(354)		(50)	1,412

Net Interest Expense (2)	(178)	(69)	(17)	(6)	(16)	(43)		(146)	(475)

Income Tax (Expense) Benefit	(190)	(79)	(78)	(73)	63	157		141	(59)

Equity Earnings Recorded Net of Income Tax	-	-	-	36	-	-		-	36

Earnings Attributable to Noncontrolling Interests	(26)	-	(28)	-	-	(1)		-	(55)

Earnings (Losses)	$ 484	$ 289	$ 164	$ 157	$ 61	$ (241)		$ (55)	$ 859

(1) Management believes "Income (Loss) Before Interest & Tax" is a useful measurement of our segments' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.

(2) Net Interest Expense includes Interest Income, Interest Expense, Preferred Dividends of Subsidiaries and Call Premium on Preferred Stock.

(3) Includes Rockies Express Pipeline LLC impairment charge of $400 million, partially offset by a $41 million Kinder Morgan receipt.